XcelMobility Announces Launch of Android Smartwatch in China

Sep 18, 2013

Working with Consortium of Leading Mobile Technology Companies, XcelMobility
Introduces Today’s Most Advanced Smartwatch to the World’s Largest and Fastest
Growing Market for Connected Devices

REDWOOD CITY, CA – September 18, 2013 – XcelMobility Inc. (OTCQB: XCLL; OTCBB: XCLL) ("Xcel" or the "Company"), a leading developer of mobile internet products and services, announced today that it is launching its first wearable computing device developed by its recently formed consortium of China’s leading mobile technology players. XcelMobility will lead the consortium to deliver one of the industry’s most advanced smartwatchs to the Chinese marketplace, where mobile devices are growing at record pace.

The new smartwatch, called the CCWatch™, is a full-featured wearable computing device powered by a 1.3GHz dual core processor. Specifically designed for the Chinese market, the device will incorporate the world’s first Mandarin voice command native language interface. With this capability, along with the device’s access to the Google Play App store and its underlying LBS technology, it will meet China’s strong demand for immediate access to today’s online applications for gaming, entertainment and other social interactive platforms.

The CCWatch™ will access the internet through XcelMobility’s cloud network. Additional functions of the smartwatch will include a phone, camera, GPS, notifications, Android apps, LBS tracker, SOS device and monitoring.

“According to Credit Suisse’s recent research report on wearable computing, the rapidly growing wearable computing market is estimated to reach over $42 billion over the next three to five years,” commented Ron Strauss, Executive Chairman of the Board of XcelMobility, Inc. “We strategically launched the smartwatch in China because it is currently driving the market’s rapid adoption of this exciting technology. Flurry recently reported that China now accounts for 24% of all connected devices in use worldwide. By introducing the first version of our smartwatch with a Mandarin command voice system, we can effectively provide China with the most advanced, functional and interactive wearable computing device on the market today.”

XcelMobility is targeting December 1, 2013 as the date of the official launch in China. Through China Unicom, distribution channels are already in place for rapid penetration into China’s mobile computing market. The Company plans to enter the U.S. and European markets after it has the successfully rolled the product out in China and made any needed additional enhancements based on customer feedback.

About XcelMobility, Inc.

XcelMobility is a leading developer of mobile internet products and services, specifically focused on China’s burgeoning mobile market of well over 1 Billion Users. The Company has recently reorganized into two divisions including:

1.	Mach5 Portal Group – operates an online product portal, www.mach5.cn, providing home grown and 3rd party mobile apps and services in China.

2.	LBS and Video Products Group – Combining the recently acquired Jifu engineering team and technologies with Xcel’s LBS team this group is developing leading edge LBS and wearable computing products.

The combination of smartphone proliferation, a surge in application storefront launches and new developments in hybrid positioning technologies are expected to help drive revenues from mobile location-based services (MLBS) around the world to more than $12.7 billion by 2014 (Juniper Research). Through the Company’s deep relationships with China’s leading mobile operators and its ability to incorporate today’s most interactive and technologically advanced social and gaming applications to its suite of mobile internet products and services, it is rapidly securing a leadership position in China’s mobile market. For more information visit: www.xcelmobility.com.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development of new business opportunities, zero operational impact and projected costs, future operations, revenue, profits, gross margins and results of operations. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Investor Relations Contact:

Stanley Wunderlich
Consulting for Strategic Growth 1 Ltd.
Tel: 800-625-2236 ext. 7770
Email: info@cfsg1.com